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                                 [CERTIFICATE]

                                 F1RST SEISMIC
                                  CORPORATION
               INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

   NUMBER                                                          SHARES


COMMON STOCK                                                   SEE REVERSE FOR
PAR VALUE $.O1 EACH                                          CERTAIN DEFINITIONS

                                                               CUSIP 336397 10 4


THIS CERTIFIES THAT                    SPECIMEN


IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF THE PAR VALUE OF $.O1 PER SHARE, OF

                           FIRST SEISMIC CORPORATION

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

        WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated

/s/ Eric A. Simons                                 /s/ Rogers Beall

ERIC A. SIMONS, SECRETARY                          ROGERS BEALL, PRESIDENT

                                     [SEAL]

COUNTERSIGNED:

   AMERICAN SECURITIES TRANSFER, INC.
           Denver, Colorado

By
   -------------------------------------------------
    Transfer Agent & Registrar Authorized Signature